Exhibit 10.2
WARRANT PURCHASE AGREEMENT
     This Warrant Purchase Agreement (this “Agreement”) is made as of March 29, 2010, by and between Majesco Entertainment Company, a Delaware corporation (the “Company”), and Gerald A. Amato (the “Grantee”).
     WHEREAS, the Grantee will be providing services to the Company as a consultant in the area of investor relations, and, in connection with such services, the Company wishes to issue to the Grantee warrants to purchase an aggregate of 100,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”).
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Purchase and Sale of the Warrants;
                       1.1. Sale and Issuance of the Warrants.
         Upon execution of this Agreement, the Company agrees to sell and issue to the Grantee, and the Grantee agrees to accept, warrants, in substantially the form attached hereto as Exhibit A (the “Warrants”), to purchase 100,000 shares of the Company’s Common Stock. The Warrants shall have an exercise price equal to $1.056 per share. Of the 100,000 shares of Common Stock underlying the Warrants, 40,000 shall be immediately exercisable and 60,000 shall become exercisable on September 29, 2010, subject to the terms of the Warrants.
     2.  Investor Representations and Warranties of the Grantee.
          The Grantee hereby represents and warrants that:
          2.1. Purchase Entirely for Own Account.
         This Agreement is made by the Company with the Grantee in reliance upon the Grantee’s representation to the Company that the Warrants to be received by the Grantee pursuant to this Agreement will be acquired for investment for the Grantee’s own account, not as a nominee or agent, and not with a view to the resale or distribution, and that the Grantee has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable federal or state securities laws. By executing this Agreement, the Grantee further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Warrants.
          2.2. Disclosure of Information.
         The Grantee believes it has received all the information it considers necessary and appropriate for deciding whether to purchase the Warrants. The Grantee further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Warrants and the business, properties, prospects and financial condition of the Company.
          2.3. Investment Experience.
         The Grantee can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment in the Warrants. The Grantee represents that it has not been organized for the purpose of acquiring the Warrants.
          2.4. Accredited Investor.
         The Grantee is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended and as presently in effect (the “Securities Act”).
          2.5. Restricted Securities.
         The Grantee understands that the Warrants it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such Warrants may not be resold without registration under the Securities Act, except in certain limited circumstances. In this connection, the Grantee represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
          2.6. Further Limitations on Disposition.
         Without in any way limiting the representations set forth above, the Grantee further agrees not to make any disposition of all or any portion of the Warrants or securities underlying the Warrants unless and until either:

               (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or
               (b) (i) the Grantee shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (ii) if reasonably requested by the Company, the Grantee shall have furnished the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act, and (iii) the transferee has agreed in writing to be bound by this Section 2. It is agreed that the Company will not require opinions of counsel pursuant to this Section 2.6(b) for transactions made pursuant to Rule 144, provided that it receives appropriate representations from the seller with regard to compliance with Rule 144, except in unusual circumstances.
          Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required by the Company for a transfer by the Grantee to any entity directly or indirectly controlled by or controlling the Grantee.
     3. Registration Rights. If at any time the Company shall propose to register under the Securities Act any of its securities, whether for its own account or the account of others (other than a registration statement on Form S-4 or S-8), upon each such time it will promptly give written notice to the Grantee of its intention so to do. Upon the written request of the Grantee, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any or all of its shares of Common Stock underlying the Warrants (the “Registrable Shares”), the Company will use its reasonable best efforts to cause the Registrable Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition by the Grantee (in accordance with its written request) of such Registrable Shares so registered.
     4. Miscellaneous;
                    4.1. Successors.
         This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereunder.
          4.2. Governing Law.
          This Agreement shall be governed by and construed under the laws of the State of New York, without regard to the principles of conflicts of law thereof.
          4.3. Counterparts.
          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          4.4. Interpretation.
          The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. When used in this Agreement, the terms “include,” “including,” “includes” and other derivations of such word shall be deemed to be followed by the phrase “without limitation.”
          4.5. Notices.
          All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) if hand-delivered, upon personal delivery to the party to be notified; (b) if sent by email (with return receipt requested) or facsimile, upon confirmed receipt by the intended recipient; (c) if sent by registered or certified mail, return receipt requested, postage prepaid, upon five days after having been sent; or (d) if sent by a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, then upon one day after deposit with the courier. All communications shall be sent to the address as set forth below or at such other address as such party may designate by 10 days advance written notice to the other parties hereto:

(i)	if to the Company, to:

Majesco Entertainment Company
160 Raritan Center Parkway
Edison, New Jersey 08837
Attention: Chief Executive Officer
Facsimile: 732-225-8408

with a copy to:

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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, New York 10017
Attention: Todd E. Mason
Facsimile: (212) 983-3115

if to the Grantee, to:
          4.6. Expenses.
         Each party shall pay all costs and expenses incurred by it with respect to the negotiation, execution, delivery and performance of this Agreement.
          4.7. Amendments and Waivers.
         Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Grantee.
          4.8. Severability.
         If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
          4.9. Entire Agreement.
         This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.
          4.10. Confidentiality.
         Each party hereto agrees that, except with the prior written permission of the other parties, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Warrants purchased hereunder. In addition, the Company agrees it will not disclose, and will not include in any public announcement, the name of the Grantee, unless expressly agreed to by the Grantee or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The provisions of this Section 4.10 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.
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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MAJESCO ENTERTAINMENT COMPANY
By:	/s/ Jesse Sutton
	Name:	Jesse Sutton
	Title:	Chief Executive Officer

GRANTEE
By:	/s/ Gerald A. Amato
	Name:	Gerald A. Amato

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